Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 12, 2024

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the Registration Statement), to be filed with the United States Securities and Exchange Commission on or about December 20, 2024, we hereby consent to the incorporation in said Registration Statement of the references to our firm and of the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparisons of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and gas reserves of certain selected properties in which the Company has represented it holds an interest. The opinions are contained in our reports dated January 27, 2022, February 1, 2023 and January 26, 2024, for estimates as of December 31, 2021, December 31, 2022, and December 31, 2023, respectively. The opinions are referred to in the section entitled “Supplemental Information to Consolidated Financial Statements—Oil and Gas Producing Activities” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the United States Securities and Exchange Commission on February 22, 2024.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716